UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RLJ Lodging Trust

(Exact name of registrant as specified in its charter)

Maryland	27-4706509
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center
Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common shares of beneficial interest, $0.01 par	New York Stock Exchange, Inc.
value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172011

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the common shares of beneficial interest, par value $0.01 per share (the “common shares”), of RLJ Lodging Trust (the “Registrant”), included under the heading “Description of Shares” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11 (File No. 333-172011), initially filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2011, as amended (the “Registration Statement”), is incorporated herein by reference.  The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.  In addition, information relating to the Registrant’s common shares under the heading “Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.           Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 9, 2011		RLJ LODGING TRUST

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer